                                                                    EXHIBIT 10.8





                                EXTENDED SYSTEMS
                                  INCORPORATED





                         EMPLOYEE STOCK OWNERSHIP PLAN









                              AMENDED AND RESTATED
                             EFFECTIVE JULY 1, 1995

                                TABLE OF CONTENTS

                                                                                              PAGE
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SECTION I - PURPOSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION II - DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

        2.1    Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
        2.2    Account Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
        2.3    Administrative Committee   . . . . . . . . . . . . . . . . . . . . . . . . . .   2
        2.4    Affiliated Employer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
        2.5    Annual Additions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
        2.6    Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
        2.7    Break In Service   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
        2.8    Benefit Commencement Date  . . . . . . . . . . . . . . . . . . . . . . . . . .   3
        2.9    Code   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
        2.10   Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
        2.11   Company Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
        2.12   Company Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
        2.13   Company Stock Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
        2.14   Compensation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
        2.15   Deferred Retirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
        2.16   Employee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
        2.17   Employer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
        2.18   Entry Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
        2.19   Other Investments Account  . . . . . . . . . . . . . . . . . . . . . . . . . .   4
        2.20   Exempt Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
        2.21   Family Member  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
        2.22   Forfeiture   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
        2.23   Highly Compensated Employee  . . . . . . . . . . . . . . . . . . . . . . . . .   5
        2.24   Hour of Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
        2.25   Leave of Absence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
        2.26   Limitation Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
        2.27   Normal Retirement Age  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
        2.28   PAYSOP Account   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
        2.29   Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
        2.30   Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
        2.31   Plan Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
        2.32   Qualified Election Period  . . . . . . . . . . . . . . . . . . . . . . . . . .   8
        2.33   Qualified Company Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
        2.34   Qualified Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
        2.35   Termination Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
        2.36   Total and Permanent Disability   . . . . . . . . . . . . . . . . . . . . . . .   8

                                TABLE OF CONTENTS
                                   (CONTINUED)



                                                                                              PAGE
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        2.37   Total Service for Vesting  . . . . . . . . . . . . . . . . . . . . . . . . . .   9
        2.38   Unallocated Stock Account  . . . . . . . . . . . . . . . . . . . . . . . . . .   9
        2.39   Year of Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
        2.40   Year of Service for Vesting  . . . . . . . . . . . . . . . . . . . . . . . . .   9

SECTION III - ELIGIBILITY TO PARTICIPATE  . . . . . . . . . . . . . . . . . . . . . . . . . .   9

        3.1    Initial Entry  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
        3.2    Subsequent Qualification Requirements for Plan Participation   . . . . . . . .  10
        3.3    Resumption of Participation  . . . . . . . . . . . . . . . . . . . . . . . . .  10
        3.4    Section 1042 Participation   . . . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION IV - CONTRIBUTIONS TO THE TRUST . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

        4.1    Company Discretionary Contributions  . . . . . . . . . . . . . . . . . . . . .  10
        4.2    Manner of Allocation   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
        4.3    Permissible Types of Employer Contributions  . . . . . . . . . . . . . . . . .  11
        4.4    Interim Allocation to Unallocated Stock Account  . . . . . . . . . . . . . . .  11
        4.5    Return of Company Contributions to the Company   . . . . . . . . . . . . . . .  11

 SECTION V - ADMINISTRATION OF ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

        5.1    Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
        5.2    Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
        5.3    Allocations to Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
        5.4    Limitations on Allocations to Each Participant   . . . . . . . . . . . . . . .  15
        5.5    Designation of Beneficiary   . . . . . . . . . . . . . . . . . . . . . . . . .  15
        5.6    Participant Voting and Exercise of Stock Rights  . . . . . . . . . . . . . . .  16

 SECTION VI - VESTING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

        6.1    Vesting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
        6.2    Restoration of Forfeitures   . . . . . . . . . . . . . . . . . . . . . . . . .  17

 SECTION VII - DISTRIBUTION OF BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

        7.1    Distribution of Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . .  18
        7.2    Method of Distribution   . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                TABLE OF CONTENTS
                                   (CONTINUED)


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        7.3    Deferring Distribution   . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
        7.4    Suspense Account for Terminated Participants   . . . . . . . . . . . . . . . .  19
        7.5    Unable to Locate Participant or Beneficiary  . . . . . . . . . . . . . . . . .  19
        7.6    Options of Participants to Sell Stock  . . . . . . . . . . . . . . . . . . . .  20
        7.7    Distribution of Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . .  21
        7.8    Diversification of Investments   . . . . . . . . . . . . . . . . . . . . . . .  21
        7.9    Qualified Domestic Relations Orders  . . . . . . . . . . . . . . . . . . . . .  22

 SECTION VIII - DUTIES AND AUTHORITY OF TRUSTEE . . . . . . . . . . . . . . . . . . . . . . .  23

        8.1    Named Fiduciaries for Administration of Plan and for Investment and
                  Control of Plan Assets  . . . . . . . . . . . . . . . . . . . . . . . . . .  23
        8.2    Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
        8.3    Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
        8.4    Written Instructions   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
        8.5    Appointment of Investment Manager  . . . . . . . . . . . . . . . . . . . . . .  27
        8.6    Removal and Resignation of the Trustee   . . . . . . . . . . . . . . . . . . .  27

 SECTION IX - DUTIES AND AUTHORITY OF ADMINISTRATIVE COMMITTEE  . . . . . . . . . . . . . . .  27

        9.1    Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
        9.2    No Discrimination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
        9.3    Majority Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
        9.4    Powers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
        9.5    Information to Participants  . . . . . . . . . . . . . . . . . . . . . . . . .  28
        9.6    Compensation of Members  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
        9.7    Review of Participant's Claims   . . . . . . . . . . . . . . . . . . . . . . .  28

 SECTION X - AMENDMENT AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

        10.1   Rights to Suspend or Terminate Plan  . . . . . . . . . . . . . . . . . . . . .  29
        10.2   Successor Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
        10.3   Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
        10.4   Termination of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
        10.5   Plan Merger or Consolidation   . . . . . . . . . . . . . . . . . . . . . . . .  30

                               TABLE OF CONTENTS
                                  (CONTINUED)



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 SECTION XI - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

        11.1   Laws of Delaware to Apply  . . . . . . . . . . . . . . . . . . . . . . . . . .  30
        11.2   Participant Cannot Transfer or Assign Benefits   . . . . . . . . . . . . . . .  30
        11.3   Right to Perform Alternative Acts  . . . . . . . . . . . . . . . . . . . . . .  30
        11.4   Reversion of Contributions Under Certain Circumstances   . . . . . . . . . . .  31
        11.5   Plan Administrator Agent for Service of Process  . . . . . . . . . . . . . . .  31
        11.6   Filing Tax Returns and Reports   . . . . . . . . . . . . . . . . . . . . . . .  31
        11.7   Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

 SECTION XII - EXEMPT LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

        12.1   Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
        12.2   Non-recourse   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
        12.3   Limitations on Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

                         EXTENDED SYSTEMS INCORPORATED
                         EMPLOYEE STOCK OWNERSHIP PLAN


           Whereas, originally effective July 1, 1985, Extended Systems Incorporated (the "Company" or "ESI") has hereby amended and restated the Extended Systems Incorporated Employee Stock Ownership Plan ("Plan") to comply with the requirements of the Internal Revenue Code of 1986, as amended;

           Therefore, effective July 1, 1995, the Company hereby amends and restates the Extended Systems Incorporated Employee Stock Ownership Plan on the following terms:


                                   SECTION I
                                    PURPOSE

           This Plan has been established and executed for the exclusive benefit of the Participants hereunder and their Beneficiaries. The purpose of this Plan is to enable participating Employees to provide for their future security by sharing in the growth and prosperity of the Company. The Plan is intended to do this without any deductions from Participants' paychecks and without requiring them to invest their personal savings. The primary purpose of the Plan is to enable Participants to acquire stock ownership interests in ESI. Therefore, the Trust established under this Plan will be invested primarily in Company Stock (as defined hereunder.)

           This Plan shall be interpreted in a manner consistent with this intent and with the intention of the Employer that this Plan satisfy Internal Revenue Code Sections 401, 501 and 4975(e)(7). Under no circumstances shall the Trust Fund ever revert to or be used or enjoyed by the Employer, except as provided in Section 4.5.


                                   SECTION II
                                  DEFINITIONS

           In the text of the Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine or neuter gender shall be deemed to include the other, and the capitalized terms shall have the following meanings:

2.1        Account:
           One of several Accounts maintained to record the interest of a Participant in the Plan.

2.2        Account Balance:
           "Account Balance" means, as of any date, the amount credited to an individual's Account as of the Valuation Date coincident with or immediately preceding such date, plus any Company

           Contributions and Forfeitures and minus any withdrawals or distributions made since such Valuation Date.

2.3        Administrative Committee:
           The "Administrative Committee" shall refer to the Plan
           Administrative Committee (defined in Section IX) appointed by the Board of Directors of the Company.

2.4        Affiliated Employer:
           "Affiliated Employer" shall mean the Employer and any corporation which is a member of a controlled group of corporations (as defined in IRC Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in IRC Section 414(c)) with the Employer; and organization (whether of not incorporated) which is a member of an affiliated service group (as defined in IRC Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under IRC
           Section 414(o).

2.5        Annual Additions
           The aggregate of amounts credited to a Participant's Accounts each year from Employer Contributions, Forfeitures, and a Participant's voluntary contributions (if any) under all defined contribution plans; provided, however, that Employer Contributions applied to the payment of interest on a Securities Acquisition Loan and Forfeitures of Company Stock purchased with the proceeds of a Securities Acquisition Loan shall be excluded if no more than one third (1/3) of the Employer Contribution for that year is allocated to the Accounts of Highly Compensated Employees. Any amounts attributable to postretirement medical benefits allocated to the account of a Key Employee under any Welfare Benefit Plan, as defined in Section 419A of the Code, shall be treated as an Annual Addition for purposes of the dollar limitation on Annual Additions. A restored Forfeiture (if any) shall not be counted as an "Annual Addition."

2.6        Beneficiary:
           A "Beneficiary" is any person, estate or trust who by operation of law, or under the terms of the Plan, or otherwise, is entitled to receive any or all of the Participant's Account Balance under the Plan. A "designated Beneficiary" is any individual designated or determined in accordance with Section 5.5, except that it shall not include any person who becomes a beneficiary by virtue of the laws of inheritance or intestate succession.

2.7        Break In Service
           A Plan Year during which a Participant has not completed more than 500 Hours of Service; provided, however, that for purposes of
           Section III of the Plan, the eligibility computation period will be used to measure Breaks in Service.

2.8        Benefit Commencement Date:
           "Benefit Commencement Date" means the date as of which a benefit is paid or commences to be paid.

2.9        Code
           The Internal Revenue Code of 1986, as amended from time to time.

2.10       Company
           Extended Systems Incorporated.

2.11       Company Contributions:
           "Company Contributions" means Company Discretionary Contributions.

2.12       Company Stock
           Shares of capital stock issued by the Company, which shares must be voting common stock (or preferred stock convertible into voting common stock) and constitute "employer securities" under Section 409(l) of the Code.

2.13       Company Stock Account
           The Account of a Participant which is credited with the shares of Company Stock purchased and paid for by the Trust or contributed to the Trust.

2.14       Compensation:
           "Compensation" shall mean the following:

           (a)      In General:
                    Unless the Board elects otherwise in accordance with Code
                    Section 414(s) and regulations thereunder, "Compensation" means the total amount paid to an Employee by the Company for a Plan Year including: (i) salary, commissions, bonuses and overtime (as they are required to be included in annual calendar year compensation reported on Internal Revenue Service Form W-2), (ii) Salary Deferrals and (iii) any Salary Reduction Contribution made by the Employee to a plan of a Participating Company during such Plan Year; however, Compensation shall exclude any other employer contributions to this Plan or to any other plan of deferred compensation maintained by an Affiliated Company, amounts realized from the exercise of a non-qualified stock option, amounts realized when restricted stock is no longer subject to substantial risk of forfeiture, amounts realized from the disposition of a qualified stock option and all other amounts which are excluded from the definition of compensation under Treasury Regulation Section 1.415-2(d)(2).

           (b)      Determination of Highly Compensated Employees and Key
                    Employees:
                    For the purpose of determining Highly Compensated Employees, the Top Paid Group and Officers, Compensation shall be determined in accordance with the general definition in paragraph (a) (unaltered by Board discretion) but substituting "Affiliated Company" for "Company" where it appears therein. For Plan Years beginning on or after January 1, 1996, Compensation for determination of Highly Compensated Employees shall not include Compensation earned by Family Members.

           (c)      Company Discretionary Contributions and Forfeitures:
                    For the purpose of making Company Discretionary Contributions and allocating Forfeitures, Compensation means compensation as defined in paragraph (a).

           (d)      Determination of $150,000 Limit:
                    In applying paragraphs (a) and (c) above (but not paragraph
                    (b)) Compensation shall be limited to $150,000 or such amount as may be prescribed under Code Section 415(d) by the Secretary of the Treasury.

2.15       Deferred Retirement
           Termination of service subsequent to attainment of the Normal Retirement Date.

2.16       Employee:
           An "Employee" is a common-law employee (other than a "student employee" as defined in the 401(k) Plan) of the Company or who is on an approved Leave of Absence, but shall not include a leased employee described in IRC Section 414(n)(2). Directors of the Company acting solely in that capacity shall not be Employees.

2.17       Employer:
           The "Employer" shall mean Extended Systems Incorporated.

2.18       Entry Date
           "Entry Date" shall be the last day of the Plan Year (June 30) coincident with or following an Employee's completion of a Year of Service.

2.19       Other Investments Account:
           The "Other Investments Account" is the separate account maintained under the ESOP for each Participant to which all Employer contributions not made in Company stock shall be allocated and to which Forfeitures shall be reallocated. The "Other Investments Account" may be used to purchase Company Stock.

2.20       Exempt Loan:
           "Exempt Loan" shall mean a loan to the Plan by a disqualified person (as defined in IRC Section 4975(e)(2)) or a loan to the Plan which is guaranteed by a disqualified person. Such loan includes a direct loan of cash, a purchase-money transaction, and an assumption of the obligation by the Plan. The Exempt Loan must satisfy the provisions of Treasury Regulation Section 54.4975-7(b).

2.21       Family Member:
           For Plan Years beginning before January 1, 1997, a "Family Member" includes the spouse, lineal ascendants and descendants (and the spouses of such lineal ascendants and descendants) of a 5% owner or of a Highly Compensated Employee who is one of the 10 employees receiving the greatest Covered Compensation from the Employer for the Plan Year.

2.22       Forfeiture:
           "Forfeiture" refers to the amount of non-vested Accrued Benefits in a Participant's Other Investments Account which are reallocated to other Participants in accordance with Section 7.4.

2.23 Highly Compensated Employee: For Plan Years beginning before January 1, 1997, a "Highly Compensated Employee" means a highly compensated active employee and a highly compensated former employee. For this purpose, the determination year shall be the Plan Year unless the Employer elects a calendar year. The look-back year shall be the 12-month period immediately preceding the determination year, or, if elected by the Employer, the calendar year ending with or within the applicable determination year (or, in the case of a determination year that is shorter than 12 months, the calendar year ending with or within the 12-month period ending with the end of the applicable determination year), or, if elected, the calendar year immediately preceding the calendar year determination year.

           A highly compensated active employee includes any employee who performs service for the Employer during the determination year and who, during the look-back year: (i) received compensation from the Employer in excess of $75,000 (as indexed); (ii) received compensation from the Employer in excess of $50,000 (as indexed) and was a member of the top-paid group for such year; or (iii) was an officer of the Employer or an Affiliated Employer and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under IRC Section 415(b)(1)(A). (If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a highly compensated employee.)

           The term highly compensated active employee also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the employee is one of the 100 employees who received the most compensation from the Employer or Affiliated Employer during the determination year; and (ii) Employees who are 5 percent owners at any time during the look-back year or determination year.

           A highly compensated former employee includes any employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee's 55th birthday.

           If an employee is, during a determination year or look-back year, a Family Member of either a 5 percent owner who is an active or former employee or a highly compensated employee who is one of the 10 most highly compensated employees ranked on the basis of compensation paid by the Employer or Affiliated Employer during such year, then the Family Member and the 5 percent owner or top-ten highly compensated employee shall be aggregated. In such case, the Family Member and 5 percent owner or top-ten highly compensated employee shall be treated as a single employee receiving compensation and plan contributions or benefits, as applicable, equal to the sum of such compensation and contributions or benefits, as applicable, of the Family Member and 5 percent owner or top-ten highly compensated employee.

           The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of employees in the top-paid group, the top 100 employees, the number of employees treated as officers, and the compensation that is considered, will be made in accordance with IRC Section 414(q) and the regulations thereunder.

           For Plan Years beginning after December 31, 1996, "Highly Compensated Employee" shall mean any employee who (a) was a 5-percent owner at any time during the year or the preceding year or
           (b) (i) had Compensation from the Employer in excess of $80,000 (as adjusted), and (ii) if the Employer elects the application of this clause for such preceding year, was in the top-paid group of employees for such preceding year.

2.24       Hour of Service:
           "Hour of Service" means:

           (a) each hour for which an Employee is directly or indirectly compensated or entitled to compensation from the Employer for the performance of duties during the applicable computation period;

           (b) each hour for which an Employee is directly or indirectly compensated or entitled to compensation from the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, disability, lay-off, military duty or Leave of Absence) during the applicable computation period; and

           (c) each hour for which back pay is awarded or agreed to by the Employer, without regard to mitigation of damages.

           Hours of Service will be credited for employment with other members of an affiliated service group (under IRC Section 414(m)), a controlled group of corporations (under IRC Section 414(b)), or a group of trades or businesses under common control (under IRC
           Section 414(c)) of which the Employer is a member or any other entity required to be aggregated with the Employer pursuant to regulations under IRC Section 414(o).

           Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under IRC Section 414(n).


           Notwithstanding subparagraph (b) above, no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period), and an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained by the Employer solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws. In addition, Hours of Service are not required to be credited hereunder for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. The provisions of Sections 2530.200b-2(b) and (c) of the Department of Labor Regulations are incorporated herein by reference.

           For purposes of this Section 2.24, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly or indirectly through a trust, fund or insurer to which the Employer contributes or pays premiums.

2.25       Leave of Absence:
           A "Leave of Absence" shall refer to that period during which the Participant is absent without Compensation and for which the Administrative Committee, in its sole discretion has determined him to be on a "Leave of Absence" instead of having terminated his employment. (However, such discretion of the Administrative Committee shall be exercised in a nondiscriminatory manner.) In all events, a Leave of Absence by reason of service in the armed forces of the United States shall end no later than the time at which a Participant's re-employment rights as a member of the armed forces cease to be protected by law and a Leave of Absence for any other reason shall end after 6 months, except that if the Participant resumes employment with the Employer prior thereto, the Leave of Absence shall end on such date of resumption of employment. The date that the Leave of Absence ends shall be deemed the Termination Date if the Participant does not resume employment with the Employer. In determining a Year of Service for Accrual of Benefits, all such Leaves of Absence shall be considered to be periods when the Employee is a Participant.

2.26       Limitation Year:
           "Limitation Year" means the Plan Year.

2.27       Normal Retirement Age:
           The "Normal Retirement Age" shall be 65 years of age.

2.28       PAYSOP Account:
           A Participant may have a PAYSOP Account which has been credited with Employer PAYSOP Contributions for Plan Years beginning before January 1, 1988 and with income/ loss credited to that Account.

2.29       Participant:
           A "Participant" shall refer to every Employee or former Employee who has met the applicable Participation requirements of Section III.

2.30       Plan:
           "Plan" refers to this Employee Stock Ownership Plan and related Trust Agreement.

2.31       Plan Year:
           "Plan Year" shall mean the 12-month period ending each June 30, which is the fiscal year of the Company.

2.32       Qualified Election Period:
           "Qualified Election Period" shall mean the period of six Plan Years beginning with the later of (i) the Plan Year after the Plan Year in which the Participant attains age 55; or, (ii) the Plan Year after the Plan Year in which the Participant first becomes a Qualified Participant.

2.33       Qualified Company Stock
           Company Stock which are issued by a domestic corporation that has no securities outstanding that are readily tradable on an established securities market, have been held for at least three years by the seller and were not received by the seller in a distribution from a Plan qualified under Section 401(a) or in a transfer pursuant to an option or other right to acquire stock under Section 83, 422, 422A, 423 or 424 of the Code.

2.34       Qualified Participant:
           "Qualified Participant" shall mean a Participant who has attained age 55 and who has completed at least 10 years of participation in the Plan.

2.35       Termination Date:
           The "Termination Date" shall be the date on which the earliest of the following events occurs: (a) a Participant's retirement, (b) a Participant's termination of employment as a result of Total and Permanent Disability, (c) a Participant's death, or (d) a Participant's termination of employment for any other reason.

2.36       Total and Permanent Disability:
           "Total and Permanent Disability" shall refer to the Participant suffering from a physical or mental condition which in the sole discretion of the Administrative Committee, based upon appropriate medical reports and examinations, may be expected to result in death or be of long and indefinite duration and which renders the Participant incapable of performing his customary duties for the Employer.

2.37       Total Service for Vesting:
           "Total Service for Vesting" shall mean the sum of each separate Year of Service for Vesting credited to the Participant; however, if the Participant incurs at least 5 consecutive One Year Breaks in Service, his Years of Service for Vesting rendered after such break in service shall only be counted for purposes of determining his vested benefits accruing after such break in service, not for determining his vested benefits accruing before such break.

2.38       Unallocated Stock Account:
           The Account used to hold Company Stock acquired with loan proceeds pursuant to Section XII.

2.39       Year of Service:
           A "Year of Service" means a Plan Year during which the Employee had not less than 1,000 Hours of Service as an Employee of an Affiliated
           Company.   Notwithstanding the preceding sentence, for Plan Years
           beginning before January 1, 1997, if the number of Employees who have less than 1,000 but more than 500 Hours of Service as a Participant for the Plan Year is such that the Plan would not otherwise meet the requirements of IRC Section 401(a)(26) (generally requiring the participation of the lesser of 50 employees or 40% of the employees), then the 1,000 Hours of Service requirement of the first paragraph of this Section will be reduced to 501 Hours of Service, but only to the extent necessary to permit a sufficient additional number of Employees to be credited with a Year of Service for Accrual of Benefits to meet the requirements of IRC Section 401(a)(26). The Employees (or former Employees) so qualifying shall be determined by first selecting the Employee with the highest number of Hours of Service (less than 1,000) for the Plan Year and continuing in descending order until a sufficient number of Employees have qualified. Since Section III requires that an individual be an Employee on the last day of the Plan Year, that requirement shall be waived for purposes of this paragraph.

2.40       Year of Service for Vesting
           A "Year of Service for Vesting" shall mean a Plan Year during which the Employee had not less than 1,000 Hours of Service.


                                  SECTION III
                          ELIGIBILITY TO PARTICIPATE

3.1        Initial Entry:
           Every Employee who completed at least a Year of Service with the Employer shall participate in the ESOP as of the last day of the calendar quarter which first occurs on or after such completion, provided that he is an Employee on such date. However, an Employee shall not be eligible to participate in the Plan while covered by a collective bargaining agreement between employee representatives and one or more Employers, if retirement benefits were the subject of good faith bargaining between such employee representatives and the employer. In the event any Employee ceases to be subject to collective bargaining, eligibility service shall include years during which the Employee is covered by a collective bargaining agreement after the effective date of the Plan.

3.2         Subsequent Qualification Requirements for Plan Participation:
            Each remaining Employee shall become a Participant as of first day of the Plan Year coinciding with or next following the date on which such individual completes a 1,000 Hours of Service (disregarding any service earned before a Break in Service) in a Plan Year; provided he is an Employee on such date.

3.3        Resumption of Participation:
           If a Participant incurs at least a One Year Break in Service, his active participation in the Plan shall resume as of his reemployment date. Such Participant will be readmitted to active participation in the Plan retroactive to the beginning of such Year of Service for Participation.

3.4        Section 1042 Participation:
           To the extent that a Company shareholder sells Company Stock to the Trust and elects nonrecognition of gain under Code Section 1042, Code Section 409(n) shall apply to such sale of stock.


                                   SECTION IV
                           CONTRIBUTIONS TO THE TRUST

4.1        Company Discretionary Contributions:
           Subject to the rights of the Employer under Section IX, the Employer may make a contribution to the Trust beginning with the first Plan Year ending on or after the effective date of the Plan. The amount of the contribution shall be discretionary with the Employer (but shall not exceed the maximum amounts deductible under Sections 404(a)(3) and 404(a)(9) of the Code,) and shall be paid to the Trustee on or before the time required by law for filing the Employer's federal income tax return (including extensions) for the year with respect to which the contribution is made. Employer Contributions to the ESOP shall be made in sufficient amounts to cover principal and interest on securities acquisition loan in accordance with Section IX.

4.2        Manner of Allocation:
           All ESOP Contributions made in cash by the Employer for any Plan Year, and all ESOP Forfeitures, if any, during such year, shall be allocated as of the last day of such year to the Other Investments Account of each individual Participant, who is an Employee on the last day of such Plan Year (except an Employee who terminated employment before the last day of the Plan Year on account of death, Total and Permanent Disability, or Retirement), and who has a Year of Service for Company Contributions for the Plan Year. All ESOP Contributions made in Company Stock by the Employer for any Plan Year, if any, during such year, shall be allocated as of the last day of such year to the Company Stock Account of each individual Participant, who is an Employee on the last day of such Plan Year (except an Employee who terminated employment before the last day of the Plan Year on account of death, Total and Permanent Disability, or Retirement), and who has a Year of Service for Company Contributions for the Plan Year. The ESOP Contribution (both cash and/or Company Stock) will be allocated in the same proportion that each such Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

4.3        Permissible Types of Employer Contributions:
           Payments on account of the contributions due from the Employer for any year may be made in cash or in kind, specifically including Company Stock; except that assets may not be contributed if such contribution violates the prohibited transaction rules of IRC
           Section 4975, or the corresponding rules under ERISA Section 406, if applicable.

4.4        Interim Allocation to Unallocated Stock Account:
           Company Stock when initially acquired by the Trustee pursuant to a transaction described in Section XII, shall be credited to the Unallocated Stock Account. The balance in the Unallocated Stock Account shall be released in accordance with Section 5.3(b) and the Company Stock so released shall be allocated as of the last day of each Plan Year in accordance with Section 5.3(b).

4.5        Return of Company Contributions to the Company:

           (a) Company Contributions are made to the Trust contingent upon their deductibility by the Company (or an Affiliated Company) under Code Section 404. Any such contribution shall be returned by the Trustee to the Participating Companies if:

                    (1) Such contribution exceeded the amount deductible by an Affiliated Company for the taxable year, or

                    (2) Such contribution was made because of a reasonable mistake as to the facts and circumstances existing at such time, or

                    (3) Such contribution was conditioned on the initial qualification of the Plan under Code Section 401(a) and the Plan does not so qualify.

                    As soon as practicable following the return of funds to the Participating Companies under this paragraph (a), the portion of such funds attributable to Salary Deferrals (plus earnings and minus losses thereon) shall be paid to the individuals who made such Salary Deferrals.

           (b) Any return of Company Contributions or Salary Deferrals under paragraph (a) shall be limited, as applicable, to:

                    (1) That portion in excess of the amount deductible by an Affiliated Company for the taxable year, or

                    (2) That portion attributable to a reasonable mistake of fact, or

                    (3) The total amount of such contributions plus interest and earnings thereon if the Plan fails to qualify.

                    Any such return must be made within one year of the date such contributions were made.

                                   SECTION V
                           ADMINISTRATION OF ACCOUNTS

5.1        Investments:
           A Company Stock Account, an Other Investments Account, and a PAYSOP Account may be maintained to reflect the interest of each Participant under the Plan. The amounts allocated to the Other Investments Accounts shall be invested by the Trustee in accordance with Section 8.1(2)(D). The amounts allocated to the Company Stock Account shall be invested by the Trustee in shares of Company Stock. For Plan Years beginning after January 1, 1988, no additional Employer Contributions shall be made to a Participant's PAYSOP Account.

           The Committee shall have the right to determine, from time to time, the investment of all Accounts, including percentage increments in which Accounts may be divided among investment funds and effective dates of changes to such Accounts.

5.2        Accounts:

           (a) Company Stock Account - The Company Stock Account maintained for each Participant will be credited annually with his allocable share of Company Stock (including fractional shares) purchased and paid for by the Trust or contributed in kind to the Trust as a Discretionary Contribution, with any Forfeitures from Company Stock Accounts and with any stock dividends on Company Stock allocated to his Company Stock Account.

           (b) Other Investments Account - The Other Investments Account maintained for each Participant will be credited annually with his allocable share of Company Contributions that are not in the form of Company Stock, with any Forfeitures from Other Investments Accounts, with any cash dividends on Company Stock allocated to his Company Stock Account (other than currently distributed dividends) and any net income (or loss) of the Trust. Such Account will be debited for the Participant's share of any cash payments made by the Trustee for the acquisition of Company Stock or for the payment of any principal and/or interest on an Acquisition Loan.

5.3        Allocations to Accounts:

           (a) Discretionary Contributions and Forfeitures - Discretionary Contributions under Section 4.1 and Forfeitures under
                    Section 7.4 from Company Stock Accounts and Other Investments Accounts for each Plan Year will be allocated as of the end of such Plan Year among the Company Stock Accounts and Other Investments Accounts of Participants in the ratio that the Compensation of each such Participant bears to the total Compensation of all such Participants, subject to the allocation limitations described in Section 5.4.

           (b) Financed Shares - Any Financed Shares acquired by the Trust shall initially be credited to a "Loan Suspense Account" and will be allocated to the Company Stock Accounts of Participants only as payments on the Acquisition Loan are made by the Trustee. The number of Financed Shares to be released from the Loan Suspense Account for allocation to Participants' Company Stock Accounts for each Plan Year shall be determined by the Trustee (as of the end of each Plan Year) as follows:

                    (1) Principal/Interest Method - The number of Financed Shares held in the Loan Suspense Account immediately before the release for the current Plan Year shall be multiplied by a fraction. The numerator of the fraction shall be the amount of principal and/or interest paid on the Acquisition Loan for that Plan Year. The denominator of the fraction shall be the sum of the numerator plus the total payments of principal and interest on that Acquisition Loan projected to be paid for all future Plan Years. For this purpose, the interest to be paid in future years is to be computed by using the interest rate in effect as of the current Plan Year.

                    (2) Principal Only Method - The Trustee may elect (as to each Acquisition Loan) or the provisions of the Acquisition Loan may provide for the release of Financed Shares from the Loan Suspense Account based solely on the ratio that the payments of principal for each Plan Year bear to the total principal amount of the Acquisition Loan. This method may be used only to the extent that: (A) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years; (B) interest included in any payment on the Acquisition Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (C) the entire duration of the Acquisition Loan repayment period does not exceed ten years, even in the event of a renewal, extension or refinancing of the Acquisition Loan.

                    In each Plan Year in which Trust Assets are applied to make payments on an Acquisition Loan, the Financed Shares released from the Loan Suspense Account in accordance with the provisions of this Section 5.3 shall be allocated among the Company Stock Accounts of Participants in the manner determined by the Trustee based upon the source of funds Employer Contributions (and earnings attributable thereto) and cash dividends on Financed Shares allocated to Participants' Company Stock Accounts or cash dividends on Financed Shares credited to the Loan Suspense Account) used to make the payments on the Acquisition Loan. If cash dividends on Financed Shares allocated to a Participant's Company Stock Account are used to make payments on an Acquisition Loan, Financed Shares (representing that portion of such payments and whose Fair Market Value is at least equal to the amount of such dividends) released from the Loan Suspense Account shall be allocated to that Participant's Company Stock Account.

           (c) Net Income (or Loss) of the Trust - The net income (or loss) of the Trust for each Plan Year will be determined as of the end of the Plan Year. Prior to the allocation of Company Contributions, for the Plan Year, each Participant's share of such net income (or loss) will be allocated to his Other Investments Account in the ratio that the balance of such Account as of the end of the preceding Plan Year, reduced by any distribution of Capital Accumulation from such Accounts during the Plan Year) bears to the sum of such Account balances for all Participants as of that date. Such net income (or loss) includes the increase (or decrease) in the fair market value of Trust Assets under the ESOP (other than Company Stock), interest income, dividends and other income and gains (or losses) attributable to such Trust Assets (other than any dividends on allocated Company Stock) since the preceding Plan Year end, reduced by any expenses charged to such Trust Assets for that Plan Year. The determination of such net income (or loss) shall not take into account any interest paid by the Trust under an Acquisition Loan.

           (d) Dividends on Company Stock - Any cash dividends received on shares of Company Stock allocated to Participants' Company Stock Accounts will be allocated to the respective Other Investments Accounts of such Participants. Any cash dividends received on unallocated shares of Company Stock (including any Financed Shares credited to the Loan Suspense Account) shall be included in the computation of the net income (or loss) of the Trust attributable to the ESOP Portion. Any stock dividends received on Company Stock shall be credited to the Accounts (including the Loan Suspense Account) to which such Company Stock was allocated. Any cash dividends which are currently distributed to Participants (or their Beneficiaries) under
                    Section 7.7 shall not be credited to their Other Investments Accounts.

5.4        Limitations on Allocations to Each Participant
           Notwithstanding any other provision of this Plan the maximum annual addition for any Plan Year which can be made to any individual Participant's Employer and Participant accounts, taken together, is the lesser of $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation set forth in IRC Section 415(b)(1) as in effect for the Plan Year) or 25 percent of the Participant's Compensation. For purposes of Subsections 5.4(a), (b), and (c) the annual addition is the sum of the following amounts allocated to the accounts of the individual Participant for the Plan Year of the Trust (which shall be the limitation year for purposes of IRC
           Section 415) under this and all other defined contribution type plans maintained by the Employer:

                    (a)     Employer contributions;

                    (b)     Forfeitures (if applicable);

                    (c)     Participant contributions;

                    (d) Amounts allocated to an individual medical account (as defined in IRC Section 415(l)(2)) that is part of a defined benefit plan maintained by the Employer; and

                    (e) Amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, that are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in IRC Section 419A(d)(3)) under a welfare benefit fund (as defined in IRC Section 419(e)) maintained by the Employer.

           If Subsections 5.4(a), (b), and (c) limit the amount which can be allocated to the Other Investments Account of any Participant for a Plan Year, the excess amount which cannot be allocated for the Plan Year shall be held in the suspense account to be allocated on the last day of each succeeding Plan Year until the funds in the suspense account have been completely reallocated. No further Employer contributions may be made to the Plan until the suspense account has been completely reallocated. No investment gains and losses or other income shall be allocated to the suspense account.

5.5        Designation of Beneficiary:
           Each Participant may designate from time to time in writing one or more Beneficiaries, who will receive the Participant's vested Accrued Benefit in the event of the Participant's death. If the Participant dies without having made a Beneficiary designation, the Trustee shall distribute such benefits in the following order of priority to the deceased Participant's:

                 (a) spouse,

                 (b) lineal descendants,

                 (c) parents, or

                 (d) estate.

           However, in the event of the death of a married Participant, the surviving spouse must be the sole beneficiary unless the surviving spouse has consented in writing to a different election, has acknowledged the effect of such election, and the consent and acknowledgment are witnessed by a member of the Administrative Committee or a notary public.

5.6        Participant Voting and Exercise of Stock Rights:

           (a) Each Participant shall be entitled to direct the Trustee in confidence as to the manner in which any Company Stock allocated to his Company Stock Account are to be voted with respect to any corporate matter which involves the voting of such shares allocated to the Participant's Company Stock Account with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transactions as may be prescribed in Treasury regulations.

           (b) The Trustee shall notify Participants at least 30 days (or a lesser period if 30 days if impossible or impractical) prior to the voting or other exercise of rights referred to in this Section 5.6. The notice shall include all proxy solicitations and other materials distributed to other shareholders holding any of the shares of stock described in this Plan as Company Stock.

           (c) The Trustee shall vote any shares and exercise any other rights with respect to applicable Company Stock in the manner instructed by the Participant. The Trustee shall not vote any shares and exercise any other rights with respect to Company Stock as to which it receives no such instructions (either because the Participant does not timely give such instructions, or because the shares have not yet been allocated to the Other Investments Accounts). Shares of Company Stock held in the Unallocated Stock Account shall be voted by the Trustee in his sole discretion.

                                   SECTION VI
                                    VESTING

6.1        Vesting:

           (1) A Participant's interest in his Company Stock Account and Other Investments Account shall become 100% vested and nonforfeitable without regard to his Credited Service if he
                    (A) is employed by the Company on or after his 65th birthday, (B) incurs a Disability while employed by the Company, or (C) dies while employed by the Company.

           (2) A Participant's interest in his PAYSOP Account (if any) shall be 100% vested and nonforfeitable at all times.

           (3) Except as otherwise provided in Section 10.4 (termination of the Plan), the interest of a Participant in his Company Stock Account and Other Investments Account shall become 100% vested and nonforfeitable after the Participant has been credited with five (5) Years of Service for Vesting. The Accrued Benefit of a Participant which is not vested as above provided shall be retained by the Trustee for allocation as a Forfeiture, in accordance with the provisions of Section 7.4.

6.2        Restoration of Forfeitures:
           If a Participant is less than 100% vested and he receives a distribution from the Plan and forfeits part of his Accrued Benefit, and then, if the Participant resumes employment with the Employer before the occurrence of five consecutive One Year Breaks in Service, until such time as there is a fifth consecutive One Year Break in Service, the Participant's vested portion of the balance in his account at any time shall be equal to an amount ("X") determined by the formula X = P(AB + D) - D, where "P" is the vested percentage of the Participant at such time, "AB" is the balance in the Participant's account at such time and "D" is the amount distributed as a severance of employment benefit and not previously repaid by the Participant.

           Notwithstanding the preceding paragraph, if the Participant returns to employment prior to the time he incurs five consecutive One Year Breaks in Service, he shall have his previously forfeited Accounts restored. If an Employee is deemed to receive a distribution pursuant to Section 7.1, and the Participant resumes employment covered under the Plan before the date the Employee incurs 5 consecutive One Year Breaks in Service, upon the reemployment of such Employee, the balance of the Participant's Accounts will be restored to the amount on the date of such deemed distribution.

                                  SECTION VII
                            DISTRIBUTION OF BENEFITS

7.1        (a)      Death, Disability or Retirement
                    In the event of death, Disability or Retirement, distribution of a Participant's Accounts shall be distributed in a single lump sum not later than one year after the close of the Plan Year in which such event occurs. If a Participant dies after the distribution of his Plan Benefit has commenced, the remaining portion of his Plan Benefit shall be distributed at least as rapidly as under the method being used at the date of his death.

           (b)      Other Termination of Participation.
                    In the event a Participant terminates employment for reasons other than death, Disability or Retirement, his Accounts will be distributed in a single lump sum as soon as possible after the close of the Plan Year in which he incurs a one year Break in Service.

7.2        Method of Distribution:
           Distribution of a Participant's Company Stock Account and Other Investments Account may be made entirely in cash unless a Participant elects to receive his distribution in the form of Company Stock, in which case his Plan Benefit will be distributed in the form of whole shares of Company Stock with the value of any fractional shares paid in cash; provided, however, that if the Company's charter or bylaws restrict ownership of substantially all outstanding Company Stock to employees or to a trust under a qualified plan under Section 401(a) of the Code, distribution of Plan Benefits may be made entirely in cash.

           Notwithstanding the foregoing provisions of this Section 7.2, the Plan shall not be required to distribute any Employer Stock acquired with the proceeds of a Securities Acquisition Loan until the close of the Plan Year in which such Securities Acquisition Loan has been repaid in full.

7.3        Deferring Distribution:
           Notwithstanding the foregoing, effective for Plan Years beginning between January 1, 1987 and January 1, 1996, at the request of a Participant, the Committee may direct that the distribution be deferred and commence not later than April 1 of the calendar year following the calendar year in which such Participant attains age
           70-1/2.   If a Participant had attained age 70-1/2 prior to January
           1, 1988 or for Plan Years beginning after December 31, 1996, distributions must begin not later than April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70-1/2 or (ii) the calendar year in which the Participant retires unless he was a five percent (5%) owner at
           any time during the Plan Year (or calendar year).   If a Participant
           dies after the distribution of his Plan Benefit has commenced, the remaining portion of his Plan Benefit shall be distributed at least as rapidly as under the method being used at the date of his death.

                    Notwithstanding the foregoing, the Committee may, at the request of a Participant, direct that the distribution of the Participant's Plan Benefit be distributed in substantially equal annual installments, plus net income (or loss), over a longer period of years, provided that the period of installments may not exceed his life expectancy or the joint life expectancy of the Participant and his designated beneficiary, as determined annually under life expectancy tables promulgated under Section 72 of the Code and provided that if a Participant dies after the distribution of his Plan Benefit has commenced, the remaining portion of his Plan Benefit shall be distributed at least as rapidly as under the method being used at the date of his death. The method of distribution described in this paragraph shall not be construed as a Joint and Survivor Annuity.

           Notwithstanding anything in this Section 7.3 to the contrary, in the event that the Plan Benefit of a Participant is distributed over the joint life expectancy of the Participant and his designated Beneficiary, the present value of benefits payable to such Beneficiary shall not exceed forty-nine percent (49%) of the present value of the total benefits payable to the Participant and his Beneficiary.

7.4        Suspense Account for Terminated Participants:
           If a Participant has terminated his employment but his Other Investments Account is not 100 percent vested and he has not had 5 consecutive One Year Breaks in Service subsequent to his termination, all funds in his Other Investments Account shall be held in suspense until the happening of the earliest of the following: (i) the Participant returning to employment with the Employer, or (ii) the occurrence of 5 consecutive One Year Breaks in Service with respect to the Participant, or (iii) the Participant attaining Normal Retirement Age. At such time the Participant's Accounts shall cease to be held in suspense. If a Participant has returned to employment prior to incurring 5 consecutive One Year Breaks in Service, his Other Investments Account which has been held in suspense shall be restored to his credit. If 5 consecutive One Year Breaks in Service occur, the non-vested portion of the Other Investments Account held in suspense will be forfeited and reallocated in accordance with Section 4.1 for the Plan Year in which such Forfeiture occurs; the vested portion shall be distributed in accordance with the provisions of Section 7.1. In the case of a Participant attaining Normal Retirement Age while his Other Investments Account is being held in suspense, the entire amount will be distributed in accordance with the provisions of
           Section 7.1.

           Such account shall share in any appreciation, depreciation, or net income or loss as if it were not in suspense, except that an account which is in suspense shall have no Forfeitures allocated to it for a Plan Year in which the Employee does not have a Year of Service for Company Contributions.

7.5        Unable to Locate Participant or Beneficiary:
           If the Participant or Beneficiary to whom benefits are to be distributed cannot be located, and reasonable efforts have been made to find him, including the sending of notification by certified or registered mail to his last known address, the Administrative Committee may direct the Trustee to take any of the following actions:

           (a) Distribute the benefits in question to an interest bearing savings account established in the name of the Participant or Beneficiary; or, if the benefits are payable to a Participant (as reasonably determined by the Administrative Committee) the Administrative Committee may instruct the Trustee to distribute the funds to the Participant by placing them in a savings account in the Participant's name or by purchasing U.S. Savings Bonds in the Participant's name and holding them for the Participant;

           (b) If the Administrative Committee has taken the reasonable efforts, as described in the preceding sentence, to locate the Participant, the Administrative Committee may allocate the Participant's Accrued Benefits to a segregated account in the manner described in Section VII, as if an installment distribution were being made; however, such funds shall be held in the segregated account for distribution to the Participant when located;

           (c) The Participant's Accrued Benefits may be forfeited and reallocated pursuant to Section 7.4; if the Participant subsequently returns, such Forfeiture shall be restored pursuant to Section 7.4 and the restoration shall be made first out of Forfeitures, if any, and then by additional Employer contributions.

7.6        Options of Participants to Sell Stock:

           (a) The Company shall provide a "put option" to any Participant (or Beneficiary) who receives a distribution of Company Stock. The put option shall permit the Participant (or Beneficiary) to sell such Company Stock to the Company at any time during two option periods, at the then Fair Market Value. The first put option period shall be for at least 60 days beginning on the date of distribution. The second put option period shall be for at least 60 days beginning after the new determination of Fair Market Value (and notice to the Participant thereof) in the following Plan Year. The Company may allow the Trustee to purchase shares of Company Stock tendered to the Company under a put option. The payment for any Company Stock sold under a put option shall be made within 30 days if the shares were distributed as part of an installment distribution. If the shares were distributed in a lump sum distribution, payment shall commence within 30 days and may be made in a lump sum or in substantially equal, annual installments over a period not exceeding five years, with adequate security provided and interest payable at a reasonable rate on any unpaid installment balance (as determined by the Company or the Trustee).

           (b) Any shares of Company Stock distributed by the Trust shall be subject to a "right of first refusal." The right of first refusal shall provide that, prior to any subsequent transfer, the shares must first be offered for purchase in writing to the Company, and then to the Trust, at the then fair market value as determined by an independent appraiser pursuant to Code Section 401(a)(28). The Company and the Committee (on behalf of the Trust) shall have a total of fourteen (14) days to exercise the right of first refusal on the same terms offered by a prospective buyer. The Company may require that a Participant entitled to a distribution of Company Stock execute an appropriate stock transfer agreement (evidencing the right of first refusal) prior to receiving a certificate for Company Stock.

           (c) Shares of Company Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable Federal and state securities laws. Except as otherwise provided in this Section 7.6, no shares of Company Stock held or distributed by the Trustee may be subject to a put, call or other option, or buy sell or similar arrangement. The provisions of this Section 7.6 shall continue to be applicable to Company Stock even if the Fixed Contribution Portion and the Variable Contribution Portion cease to be an employee stock ownership plan under Section 4975(e)(7) of the Code.

7.7        Distribution of Dividends
           On or before the thirtieth day after the close of each Plan Year the Administrative Committee shall direct the Trustee as to whether any or all of the cash dividends received on any Company Stock, if any, owned by the Plan shall be (i) retained by the Plan and allocated pursuant to Section 4.1, (ii) distributed to each Participant, or
           (iii) used to make payments on an Exempt Loan. In the event the Administrative Committee elects to cause the cash dividends to be distributed to Participants, each Participant shall receive, no later than 90 days after the close of the Plan Year in which the dividend is paid, his pro rata share, computed in accordance with the provisions of Section 5.3(d), of such cash dividend (excluding earnings thereon).

7.8        Diversification of Investments

           (a) Within ninety (90) days after the close of each Plan Year in the Qualified Election Period, each Qualified Participant shall be permitted to direct the Plan as to the investment of not more than twenty-five percent (25%) of the value of his Company Stock Account which is attributable to Company Stock which were acquired by the Plan after December 31, 1986, to the extent such value exceeds the amount to which a prior election, if any,
                    applies.   In the case of the sixth (6th) year of the
                    Qualified Election Period, the preceding sentence shall be applied by substituting "fifty percent (50%)" for "twenty-five percent (25%)." The Participant's direction shall be completed no later than ninety (90) days after the close of the ninety (90) day election period.

           (b) The Plan Committee may direct that all amounts subject to Participant elections under this Subsection be distributed
                    to Qualified Participants.   All such distributions shall
                    be distributed within ninety (90) days after the close of the ninety (90) day election period and shall be made in cash. The Plan Committee may also direct that any amounts subject to Participant elections under this Subsection be transferred to Qualified Participants' accounts under the Cash or Deferred Arrangement (401(k) Plan) sponsored by the Company.

           (c) The portion of a Participant's account balance attributable to Company Stock which were acquired by the Plan after December 31, 1986, shall be determined by multiplying the number of shares of such securities held in the account by a fraction, the numerator of which is the number of shares acquired by the Plan after December 31, 1986, and allocated to Participants' accounts (not to exceed the number of shares held by the Plan on the date the individual becomes a Qualified Participant) and the denominator of which is the total number of shares held by the Plan at the date the individual becomes a Qualified Participant.

7.9        Qualified Domestic Relations Orders
           Notwithstanding any other provisions of Section VII, any Accrued Benefit of a Participant may be apportioned between the Participant and the alternate payee (as defined in IRC Section 414(p)(8)) either through separate Accounts or by providing the alternate payee a percentage of the Participant's Account. The Administrative Committee may direct distributions to an alternate payee pursuant to a qualified domestic relations order as defined in IRC Section 414(p)(1)(A) prior to the date on which the Participant attains the earliest Retirement Age, provided that Administrative Committee has properly notified the affected Participant and each alternate payee of the order and has determined that the order is a qualified domestic relations order as defined in IRC Section 414(p)(1)(A).
           The alternate payee shall be paid his separate Account or his percentage of the Participant's Account, computed as of the most recent June 30 valuation date, in a lump sum payment notwithstanding the value of such lump sum payment unless the domestic relations order specifies a different manner of payment permitted by the Plan; the alternate payee shall not be required to consent to such lump sum payment. Administrative Committee shall adopt reasonable procedures to determine the qualified status of domestic relations orders and to administer the distributions thereunder. In no event will a domestic relations order which provides that a former spouse is to be treated as the current spouse of a Participant be considered a qualified domestic relations order under this Plan notwithstanding that such domestic relations order is a qualified domestic relations order as defined in IRC Section 414(p)(1)(A).

                                  SECTION VIII
                        DUTIES AND AUTHORITY OF TRUSTEE

8.1 Named Fiduciaries for Administration of Plan and for Investment and Control of Plan Assets

           (1)      Board of Directors:
                    The Board of Directors shall have the following duties and responsibilities in connection with the administration of the Plan:

                    (A) Making decisions with respect to amending or terminating the Plan.

                    (B) Making decisions with respect to the selection, retention or removal of the Trustee and the Committee.

                    (C) Periodically reviewing the performance of the Trustee, the members of the Committee, persons to whom duties have been allocated or delegated and any advisers appointed pursuant to paragraph (f)(1) below.

                    (D)     Determining the form and amount of Employer
                            Contributions.

           The Board of Directors may by written resolution allocate its duties and responsibilities to one or more of its members or delegate such duties and responsibilities to any other persons; provided, however, that any such allocation or delegation shall be terminable upon such notice as the Board of Directors deems reasonable and prudent under the circumstances.

           (2)      Plan Committee:

                    (A)     General:
                            The Company shall administer the Plan and is
                            designated as the "Plan Administrator" within the meaning of Section 3(16) of ERISA and Section
                            414(g) of the Code.   The Committee and the Company
                            shall each be a "named fiduciary" within the
                            meaning of Section 402 of ERISA, but each party's role as a named fiduciary shall be limited solely to the exercise of its own authority and discretion, as defined under this Plan, to control and manage the operation and administration of this
                            Plan.   A named fiduciary may designate other
                            persons who are not named fiduciaries to carry out its fiduciary duties hereunder, and any such person shall become fiduciary under the Plan with respect
                            to such delegated responsibilities.   The members
                            of the Committee shall be comprised of at least one person who shall be appointed by the Board of Directors and who shall serve, without compensation, until such time as they resign, die or become incapable of exercising their duties or are removed by the Board of Directors. All members of the Committee are designated as agents of the Plan for purposes of service of legal process. The Company shall certify to the Trustee the names and specimen signatures of the members of the Committee. Any member may resign at any time by submitting an appropriate written instrument to the Company, and while any vacancy exists, the remaining members of the Committee may perform any act which the Committee
                            is authorized to perform.   Any vacancy on the
                            Committee shall be filled by appointment by the remaining members of the Committee. All decisions required to be made by the Committee involving the interpretation, application and administration of the Plan shall be resolved by majority vote either at a meeting or in writing without a meeting.

                    (B)     Duties and Responsibilities:
                            The Committee shall have the following duties and responsibilities in connection with the administration of the Plan:

                            (i) Establishing and implementing a funding policy as described in Paragraph (c) below.

                            (ii) Determining the eligibility of Employees for participation in the Plan.

                            (iii) Determining the eligibility of Employees for benefits provided by the Plan including such duties and responsibilities as are necessary and appropriate under the Plan's claims procedures.

                            (iv) Making recommendations to the Board of Directors with respect to amendment or termination of the Plan, including recommendations with respect to contributions under the Plan.

                            (v)       Assuring that bonding requirements
                                      imposed by ERISA are satisfied.

                            (vi) Authorizing, allocating and reviewing expenses incurred by the Plan.

                            (vii) Communicating with Participants and other persons.

                            (viii) Reviewing periodically any allocation or delegation of duties and responsibilities and any appointment of advisers.

                            (ix)      Investing and controlling the Plan
                                      assets.

                            (x) Directing the Trustee with respect to voting shares of Company Stock, in accordance with the provisions of Section 5.6.

                    The Committee may establish rules and regulations and may take any other necessary or proper action to carry out its
                    duties and responsibilities.   Notwithstanding the
                    foregoing provisions, the Trustee shall have the primary responsibility for the withholding of income taxes from Plan distributions, for the payment of withheld income taxes on Plan distributions to the Internal Revenue Service, and for notification to Participants of their right to elect not to have income tax
                    withheld from Plan distributions.   Compliance with record
                    keeping and reporting requirements of ERISA shall be the primary responsibility of the Company.

                    (C)     Allocation and Delegation of Responsibilities:
                            The Committee may, by written resolution, allocate its administrative duties and responsibilities to one or more of its members or it may delegate such duties and responsibilities to any other persons; provided, however, that any such allocation or delegation shall be terminable upon such notice as the Committee deems reasonable and prudent under the circumstances.

                    (D)     Investment of Plan Assets:
                            The Plan assets shall be invested and controlled by the Committee; provided, however, that the actual management of Trust investments, other than Company Stock, may be delegated to the Trustee or may be delegated to one or more investment managers
                            appointed by the Committee.   Any investment
                            manager appointed hereunder shall have the power to manage, acquire or dispose of assets of the Plan and shall be either an investment adviser registered under the Investment Advisers Act of 1940, or a bank, as defined in that Act, or an insurance company qualified to perform such
                            services under the laws of one or more states.   If
                            an investment manager has been appointed, the Trustee shall neither be liable for acts or omissions of such investment manager nor be under any obligation to invest or otherwise manage any asset of the Trust fund, nor shall the Committee be liable for any act or omission of the investment
                            manager in carrying out such responsibility.   The
                            custody of Plan assets shall at all times be
                            retained by the Trustee, unless they consist of insurance contracts or policies issued and held by an insurance company authorized to conduct an
                            insurance business in a state.   In addition to
                            appointment of investment managers, the Committee shall have the following duties and responsibilities:

                            (1) Periodically reviewing the investment of Plan assets and the performance of the Trustee and any investment managers. With respect to the Trustee, the Committee shall advise the Board of Directors of any matters which might be relevant to the decision as to whether the services of the Trustee should be
                                      retained.   Based on its review, the
                                      Committee shall determine the
                                      desirability of appointing or retaining
                                      investment managers.

                            (2) Determining an investment policy to be followed with respect to the Plan assets and communicating this policy to the person or persons responsible for investing the Plan assets.

                    The Committee may by written resolution, allocate its investment duties and responsibilities to one or more of its members or delegate such duties and responsibilities to any other persons; provided, however, that any such allocation or delegation shall be terminable upon such notice as the Committee deems reasonable and prudent under the circumstances.

8.2        Expenses:
           All brokerage costs, transfer taxes and similar expenses incurred in connection with the investment and reinvestment of the Trust Fund and all taxes of any kind whatsoever which may be levied or assessed under existing or future laws upon or in respect of the Trust Fund, and any interest which may be payable on money borrowed by the Trustee for the purpose of the Trust (however, such funds may not be borrowed for the purpose of purchasing Company Stock), shall be paid from the Trust Fund, and, until paid, shall constitute a charge upon the Trust Fund. All other administrative expenses incurred by the Trustee in the performance of its duties, including such compensation to the Trustee as may be agreed upon from time to time between the Employer and the Trustee (in accordance with the Trustee's standard schedule of fees in effect from time to time during the time it administers this Trust, if applicable) and all proper charges and disbursements of the Trustee, shall be paid by the Employer, but until paid shall constitute a charge upon the Trust Fund. If the Employer advises the Trustee in writing of its determination to make no further contribution to this Trust, the expenses of the Trustee shall thereafter be charged against and paid out of the Trust Fund and a lien for the payment thereof shall be impressed upon the assets of the Trust to be charged proportionately against the amount standing to the credit of each Participant. However, no person who is a disqualified person (as defined in IRC
           Section 4975(e)(2) ) and who received full-time pay from the Employer, may receive compensation from the Trust, except for reimbursement of expenses properly and actually incurred.

           The Trustee may inspect the records of the Employer whenever such inspection may be reasonably necessary in order to determine any fact pertinent to the performance of its duties as the Trustee. The Trustee, however, shall not be required to make such inspection, but may, in good faith, rely on any statement of the Employer or any of its officers.

8.3        Litigation:
           The Trustee shall not be required to participate in any litigation either for the collection of moneys or other property due the Trust Fund, or in defense of any claim against the Trust Fund unless the Trustee shall have been indemnified to its satisfaction against all expenses and liability to which the Trustee might become subject.

8.4        Written Instructions:
           When any act of the Trustee is based upon instructions of the Employer or the Administrative Committee, the Trustee may rely upon instructions in writing, signed by an officer of the Employer, or upon written instructions from the Administrative Committee, as appropriate.

8.5        Appointment of Investment Manager:
           The Trustee, with the written concurrence of the Administrative Committee, may appoint an Investment Manager (as defined in ERISA
           Section 3(38)), who shall have responsibility for investment of the Trust Fund. The Investment Manager shall have the investment powers granted the Trustee in Section 8.1 except to the extent the Investment Manager's powers are specifically limited by an agreement between the Trustee and Investment Manager.

8.6        Removal and Resignation of the Trustee:
           The Employer may at any time remove any Trustee acting hereunder or appoint a corporation and/or an individual or individuals to be successor Trustee hereunder in the place of any removed or resigning Trustee. Any Trustee may at any time resign by giving written notice to the Employer, which resignation shall take effect on the date therein specified and which shall not be less than 30 days from the date of notice unless the Employer shall agree to an earlier date.


                                   SECTION IX
                DUTIES AND AUTHORITY OF ADMINISTRATIVE COMMITTEE

9.1        Appointment:
           This Plan shall be administered by an Administrative Committee, which shall consist of at least one person appointed by the Board of Directors of the Employer, who shall signify in writing their acceptance of such appointment. Any member of the Administrative Committee may resign upon giving written notice to the Board of Directors of the Employer. Each appointee shall hold office at the pleasure of the board of directors. Members of the board of directors of the Employer may be appointed members of the Administrative Committee. Vacancies arising in the Administrative Committee from death, resignation, removal or otherwise, shall be filled by the Board of Directors, but the Administrative Committee may act notwithstanding the existence of vacancies so long as there is at least one member of the Administrative Committee.

           At any time the Board of Directors of the Employer may adopt a resolution abolishing the Administrative Committee and assigning all of the duties of the Administrative Committee to the Trustee; such resolution shall be effective as soon as it is communicated in writing to both the Administrative Committee and Trustee, or at any such subsequent effective date as is provided in the resolution. Whenever such a resolution is effective as to the Plan, the term "Trustee" shall be deemed to replace the term "Administrative Committee." Such a resolution may be rescinded by the board of directors and shall be effective as soon as it is communicated in writing to the Trustee, or shall be effective at such later date as is provided in the resolution.

9.2        No Discrimination:
           The Administrative Committee shall not take any action nor direct the Trustee to take any action that would result in benefiting one Participant or group of Participants at the expense of another, or discriminating between Participants similarly situated, or applying different rules to substantially similar sets of facts.

9.3        Majority Action:
           The Administrative Committee shall act by a majority (or by all members if there be only one or two members) of the number of members constituting the Administrative Committee at the time of such action, and such action may be taken either by vote at a meeting or in writing without a meeting.

9.4        Powers:
           Except as otherwise provided in the Plan, the Administrative Committee shall have control of the administration of the Plan, with all powers necessary to enable it to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, the Administrative Committee shall have power to interpret or construe the Plan and to determine all questions that may arise hereunder as to the status and rights of Participants and others hereunder. The Administrative Committee may inspect the records of the Employer or Trustee whenever such inspection may be reasonably necessary in order to determine any fact pertinent to the performance of the duties of the Administrative Committee. The Administrative Committee, however, shall not be required to make such inspection, but may, in good faith, rely on any statement of the Trustee or Employer or any of its officers or employees.

9.5        Information to Participants:
           The Administrative Committee shall direct the maintenance of separate accounts of the Participants. It shall give each Participant, at least once every year, information as to the balance of his Accounts.

9.6        Compensation of Members:
           The members of the Administrative Committee shall serve without compensation for their services as such, but shall be reimbursed by the Employer for all necessary expenses incurred in the discharge of their duties.

9.7        Review of Participant's Claims:
           A Participant (or Beneficiary) who does not receive a distribution of benefits to which he believes he is entitled may present a claim to the Trustee. The claim for benefits must be in writing and addressed to the Trustee or to the Company. If the claim for benefits is denied, the Trustee shall notify the Participant (or Beneficiary) in writing within 90 days after the Trustee initially received the benefit claim. Any notice of a denial of benefits shall advise the

           Participant (or Beneficiary) of the basis for the denial, any additional material or information necessary for the Participant (or Beneficiary) to perfect his claim and the steps which the Participant (or Beneficiary) must take to have his claim for benefits reviewed. Each Participant (or Beneficiary) whose claim for benefits has been denied may file a written request for a review of his claim by the Trustee. The request for review must be filed by the Participant (or Beneficiary) within 60 days after he receives the written notice denying his claim. The decision of the Trustee will be made within 60 days after receipt of a request for review and shall be communicated in writing to the claimant. Such written notice shall set forth the basis for the Trustee's decision. If there are special circumstances (such as the need to hold a hearing) which require an extension of time for completing the review, the Trustee's decision shall be rendered not later than 120 days after receipt of a request for review.



                                   SECTION X
                           AMENDMENT AND TERMINATION

10.1       Rights to Suspend or Terminate Plan:
           It is the present intention of the Employer to maintain this Plan throughout its corporate existence. Nevertheless, the Employer reserves the right, at any time, to discontinue or terminate the Plan, to terminate the Employer's liability to make further contributions to this Plan, to suspend contributions for a fixed or indeterminate period of time. In any event, the liability of the Employer to make contributions to this Plan shall automatically terminate upon its legal dissolution or termination, upon its adjudication as a bankrupt, upon the making of a general assignment for the benefit of creditors, or upon its merger or consolidation with any other corporation or corporations.

10.2       Successor Corporation:
           In the event of the termination of the liability of the Employer to make further contributions to this Plan, the Employer's liability may be assumed by any other corporation or organization which employs a substantial number of the Participants of this Plan. Such assumption of liability shall be expressed in an agreement between such other corporation or organization and the Trustee under which such other corporation or organization assumes the liabilities of this Trust with respect to the Participants employed by it.

10.3       Amendment:
           To provide for contingencies which may require the clarification, modification, or amendment of this Plan, the Employer reserves the right to amend this Plan at any time. The Employer, however, shall not have the right to amend this Plan in any way which would deprive any Participant of the right to receive his Accrued Benefits under the Plan, or which would alter the basic purpose of the Plan, or which would give the Employer any rights in the Trust Fund.

           Each Participant having at least three Years of Service for Vesting at the time of the adoption of any amendment changing any vesting schedule under the Plan shall have the right to elect at any time, but no later than 60 days after the later of (a) the date the amendment is adopted (b) the date on which the amendment is effective or (c) the date on which the Participant is given written notice the amendment, to have his vested percentage computed under the Plan without regard to such amendment.

10.4       Termination of Plan:
           Upon termination or partial termination of the Plan and Trust by formal action of the Employer or for any other reason, or if Employer contributions to the Plan and Trust are permanently discontinued for any reason, each effected Participant shall be 100% vested in his Accounts, and payment to such Participant shall be made in cash as soon as practicable after liquidation of the assets of the Trust but not later than one year following the date of termination.

10.5       Plan Merger or Consolidation:
           In the case of any merger or consolidation with, or transfer of any assets or liabilities to, any other plan, each Participant in this Plan must be entitled to receive (if the surviving plan is then terminated) a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had terminated).


                                   SECTION XI
                                 MISCELLANEOUS

11.1       Laws of Delaware to Apply:
           This Plan shall be construed according to the laws of the State of Delaware, to the extent Federal laws do not control.

11.2       Participant Cannot Transfer or Assign Benefits:
           None of the benefits, payments, proceeds, claims, or rights of any Participant hereunder shall be subject to any claim of any creditor of the Participant, nor shall any Participant have any right to transfer, assign, encumber, or otherwise alienate, any of the benefits or proceeds which he may expect to receive, contingently or otherwise under this Plan.

           Notwithstanding any other provisions of this Section 11.2, the Trustee may make distributions pursuant to a qualified domestic relations order (as defined in IRC Section 414(p)) pursuant to the provisions outlined in Section 7.9.

11.3       Right to Perform Alternative Acts:
           In the event it becomes impossible for the Employer, the Administrative Committee or the Trustee to perform any act required by this Plan, then the Employer, the Administrative

           Committee or the Trustee may perform such alternative act which most clearly carries out the intent and purpose of this Plan.

11.4       Reversion of Contributions Under Certain Circumstances:
           If this restated Plan is not approved and qualified by the Internal Revenue Service as meeting the requirements of IRC Section 401 and IRC Section 501, the Plan will continue as previously established and the Trustee or Administrative Committee shall effect such amendments to the Plan as are necessary to obtain the approval and qualification of the Plan by the Internal Revenue Service.

           All contributions made pursuant to Section 4.1 are conditioned on deductibility of such contributions under IRC Section 404. To the extent that the deduction under IRC Section 404 for any year is disallowed, the contribution shall be returned to the Employer within one year after disallowance of the deduction. If a contribution is made by an Employer by a mistake of fact, the contribution may be returned to the Employer within one year after the payment of the contribution.

11.5       Plan Administrator Agent for Service of Process:
           The Plan Administrator is designated agent to receive service of legal process on behalf of the Plan.

11.6       Filing Tax Returns and Reports:
           If the Trustee is not a corporate fiduciary, the Plan Administrator shall prepare, or cause to have prepared, all tax returns, reports, and related documents, except as otherwise specifically provided in this Plan or unless the Administrative Committee provides to the contrary.

11.7       Indemnification
           The Employer agrees to indemnify all Employees, who serve as members of the Administrative Committee or who serve as Trustee, against all liability arising in connection with their duties under the Plan, except that this indemnification shall not include acts of embezzlement, or diversion of Trust Funds by the Employee, nor shall it include acts of gross negligence.


                                  SECTION XII
                                  EXEMPT LOANS

12.1       Use of Proceeds:

           (a) The proceeds of an Exempt Loan must be used within a reasonable time after their receipt by the Plan only for any or all of the following purposes:

                            (a)       To acquire Company Stock;

                            (b)       To repay such Exempt Loan;

                            (c)       To repay a prior Exempt Loan.

                    If the proceeds of a loan are used to repay an Exempt Loan, the new loan must constitute an Exempt Loan.

           (b) Participants and Beneficiaries who have received a distribution of Company Stock which were acquired with the proceeds of a loan from a disqualified person, along with individuals who have acquired such securities by reason of the Participant's or Beneficiary's death, shall have the right to sell such securities to the Employer, by delivering written notice to the Employer any time during the 15-month period beginning on the date such securities are distributed by the Plan. The price paid by the Employer for such securities shall be their Fair Market Value.

12.2       Non-recourse:
           An Exempt Loan must be without recourse against the Plan. The only assets of the Plan that may be given as collateral on an Exempt Loan are Company Stock which were either (i) acquired with the proceeds of the Exempt Loan or (ii) were used as collateral on a prior Exempt Loan repaid with the proceeds of the current Exempt Loan. No person entitled to payment under the Exempt Loan shall have any right to assets of the Plan other than:

                    (a)     collateral given for the Exempt Loan;

                    (b) contributions (other than contributions of Company Stock) that are made under the Plan to meet the obligations of the Exempt Loan; and

                    (c) earnings attributable to such collateral and the investment of such contributions.

12.3       Limitations on Payments:
           Payments made with respect to an Exempt Loan by the Plan during a Plan Year must not exceed an amount equal to the sum of such contributions and earnings received during or prior to the Plan Year less such payments in prior Plan Years. Such contributions and earnings shall be accounted for separately by the Employer in the books of account of the Plan until the Exempt Loan is repaid.

IN WITNESS WHEREOF, the parties have executed this agreement this 30th day of September, 1996.


EXTENDED SYSTEMS INCORPORATED


By    /s/ Douglas B. Winterrowd             ATTEST: /s/ Karla K. Rosa
  -----------------------------------              ----------------------------


TRUSTEE                                     WITNESSES AS TO TRUSTEE:

By    /s/ Douglas B. Winterrowd                    /s/ Karla K. Rosa
  -----------------------------------              ----------------------------

                          PROPOSED AMENDMENT NUMBER 1

                         EXTENDED SYSTEMS, INCORPORATED

                         EMPLOYEE STOCK OWNERSHIP PLAN


       Extended Systems, Incorporated, pursuant to and in accordance with the provisions of Section X of the Extended Systems, Incorporated Employee Stock Ownership Plan, does hereby amend said Plan, effective as of July 1, 1995, as follows:

1. The second paragraph of the preamble to the Plan is amended in its entirety to read as follows:

         "Therefore, generally effective July 1, 1989 (with the exception of the provisions of the Plan that were amended to comply with the Small Business Protection Act of 1996, which are effective as of July 1,
         1995), the Company hereby amends and restates the Extended Systems Incorporated Employee Stock Ownership Plan on the following terms:"


2. Section 2.7 of the Plan, "Break in Service" is amended by adding the following new paragraph to the end thereof:

         "Solely for the purpose of determining whether a Break In Service has occurred, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or, in any case in which such hours cannot be determined, eight (8) hours of service per day of such absence. For purposes of this paragraph, absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual,
         (ii) by reason of a birth of the child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. This paragraph shall not apply to any Employee with respect to any period unless such Employee furnishes to the Committee such timely information as the Committee may require to establish that the absence from work was for a reason permitted under the paragraph. The Hours of Service credited under this paragraph shall be credited in the Plan Year in which the absence begins if a crediting is necessary to prevent a Break In Service in that Plan Year, or, in all other cases, solely in the following Plan Year."

3. Section 2.14(b) of the Plan, "Compensation" is amended in its entirety to read as follows:

       "(b)    Determination of Highly Compensated Employees and Key Employees:
               For the purpose of determining Highly Compensated Employees, the Top Paid Group and Officers, Compensation shall be determined in accordance with the general definition in paragraph (a) (unaltered by Board discretion) but substituting "Affiliated Company" for "Company" where it appears therein. For Plan Years beginning before January 1, 1996, Compensation for earned by Highly Compensated Employees will include Compensation earned by Family Members of such Highly Compensated Employee and allocated per Family Member based on a Compensation ratio where the numerator is the individual Family Member's compensation and the denominator is the total compensation for all Family Members (calculated for purposes of this ratio allocation only as if there were no limit on the amount of compensation pursuant to subsection (d) of this definition.) For Plan Years beginning on or after January 1, 1996, Compensation for determination of Highly Compensated Employees shall not include Compensation earned by Family Members.

4.     Section 2.18 of the Plan is amended in its entirety to read as follows:

       "Entry Date
       "Entry Date" shall be the first day of each calendar quarter during the Plan Year (each July 1, October 1, January 1 and April 1) coincident with or following an Employee's completion of a Year of Service."


5. Section 2.39 of the Plan "Year of Service" is amended to add the following new paragraph to the end thereof:

      "A "Year of Service" for purposes of Section III, means 1,000 Hours of Service in either (a) or (b) as follows:

         (a) A twelve (12) consecutive month period commencing on the Employee's first date on which he is first employed by the Employer, or

         (b) In the case of an Employee who is not credited with at least one thousand (1,000) Hours of Service in the twelve (12) month period described in paragraph (a) above, a Plan Year commencing with the Plan Year beginning on or after the Employee's first date on which he is first employed by the Employer."

6.    Section 3.2 of the Plan is deleted in its entirety and renamed
"Reserved."

7. Section 7.2 of the Plan is amended to add the following new paragraph (a) to the beginning of the subsection and to rename subsequent paragraphs (b) and
(c):

         "(a) In general:
         All distributions shall comply with Code Section 401(a)(9) and 401(a)(14), and the regulations promulgated thereunder. The payment of benefits under the Plan to the Participant will begin not later than the 60th day after the latest of the close of the Plan Year in which:

         (1) the Participant attains the earlier of sixty-five (65) or Normal Retirement Age;

         (2) occurs the tenth (10th) anniversary of the year in which the Participant entered the Plan; or

         (3)     the Participant terminates employment with the Employer.

         Alternatively, a Participant may elect to defer receipt of a Plan distribution, provided that such election is in writing, describes the form of benefit payment, indicates the date the distribution is to commence, and is signed by the Participant."

8. Section VII of the Plan is amended by adding the following new subsection to the end thereof:

         "7.10   Direct Rollover of Eligible Rollover Distributions

         (a) This section 3.4 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         (b) Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (c) Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
                 Section 408(b) of the Code, an annuity plan described in
                 Section 403(a) of the Code, or a qualified trust described in
                 Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         (d) Distributee. A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                 (e) Direct rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee."

9.  The Plan is amended to add the following new Section XIII:

                                 "SECTION XIII
                                 Top Heavy Plan

         13.1    Precedence of Section:

                 If the Plan is or becomes a Top-Heavy Plan (as defined in Section 13.3 below), the following provisions will apply:

                 (a) the vesting schedule no less favorable than that described in Section 13.4;

                 (b)      the minimum benefit provisions of Section 13.5; and

                 (c)      the limitation on benefits described in Section 13.6.

         13.2    Definitions:
                 For purposes of determining whether the Plan is a Top Heavy Plan for any Plan Year, the following terms, wherever capitalized, shall have the following meaning:

                 (a) "Determination Date" means the last day of the Plan Year preceding the year for which a top heavy determination is made.

                 (b) "Key Employee" means an Employee or former Employee (or Beneficiary of such individual) who, at any time during a Plan Year or any of the four (4) preceding Plan Years, is or was:

                          (1) One (1) of the ten (10) Employees who is an Owner of both one the largest interests in the Company and at least one-half of one percent (0.5%) of the Company, provided that his annual Compensation during the Plan Year of such Ownership is greater than the limitation specified in Code Section 415(c)(1)(A) (thirty thousand dollars ($30,000) or such greater amount as may be recognized for increases in the cost of living in accordance with Code Section 416(i)(1)(A)(ii)). (For purposes of this paragraph, if two (2) Employees have the same ownership interests, the Employee with the greater annual Compensation shall be treated as having a larger interest);

                          (2) An Employee who is a five percent (5%) or more Owner of the Company;

                          (3) An Employee who is a one percent (1%) or more Owner of the Company and who has annual Compensation in excess of one hundred fifty thousand dollars ($150,000); or

                          (4)     An Officer.

                 (c) "Former Key Employee" means a Participant in the Plan who, at any time during the four (4) preceding Plan Years, was a Key Employee but who is not a Key Employee in the current Plan Year or who terminated his service with the Company in one of the four (4) preceding Plan Years and was not a Key Employee in the Plan Year in which he terminated.

                 (d) "Non-Key Employee" means an Employee or Former Key Employee (or the Beneficiary of either) who is not a Key Employee.

         13.3    Determination of Top Heavy Plan:
                 With respect to any Plan Year, the Plan shall be a Top Heavy Plan if, as of the Determination Date, the aggregate Account Balances of Key Employees (excluding Former Key Employees) under the Plan exceeds sixty percent (60%) of the aggregate Account Balances of all Employees. In making such determination, distributions made during the five (5) year period ending on the Determination Date shall be included and the Account Balances of all individuals who were not employed by the Company during the five (5) year period ending on the Determination Date shall be excluded. The Plan shall be aggregated with each other plan of the Company in the required aggregation group (as described below) and may aggregated with any other plan of the Company in the permissive aggregation group (as described below.

                 Required aggregation group means (1) each qualified plan of the Company in which at least one Key Employee participates, and (2) any other qualified plan of the Company which enables a plan described in (1) to meet the requirements of Code Sections 401(a)(4) or 410. Permissive aggregation group means the required aggregation group of plans plus any other plan or plans of the Company which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

          13.4   Vesting in Top Heavy Plan Year:
                 With respect to any Plan Year in which the Plan is a Top Heavy Plan, each Participant's Company Stock Account and Other Investments Account shall vest in accordance with the following vesting schedule, to the extent it is faster than the schedule that would otherwise apply under Section 6:

                                                                         Vesting
                        Years of Service                               Percentage
                        ----------------                               ----------
                        Less than 2                                         0%
                        2 but less than 3                                  20%
                        3 but less than 4                                  40%
                        4 but less than 5                                  60%
                        5 but less than 6                                  80%
                        6 or more                                         100%

          13.5   Minimum Benefit Under Top Heavy Plan:
                 For any Plan Year in which the Plan is a Top Heavy Plan, the Company Retirement Contributions allocated to the Accounts of a Participant who is a Non-Key Employee and who is employed by the Company on the last day of the Plan Year (regardless of the number of Hours of Service earned by such Non-Key Employee for such Plan Year) shall be at least:

                 (a) Three percent (3%) of each such Participant's Compensation, or
                 (b) If the Plan does not enable any defined benefit plan to meet Code Section 401(a)(4) or 410, the highest percentage of Compensation contributed on behalf of any Key Employee (including and Forfeitures), if less than 3%.
                 (c) In computing the amount contributed on behalf of any Non-Key Employee, all contributions made to any defined contribution plan of the Company that meets the vesting requirement of Code Section 416(b) and that limits compensation as described in Code Section 416(d) shall be aggregated with the Plan.

         13.6    Maximum Limitation Under Top Heavy Plan:
                 A 1.0 limitation shall be substituted for the 1.25 limitation in Section 4.2(d) for any Plan Year for which the Plan is determined to be a Top Heavy Plan."


                         EXTENDED SYSTEMS, INCORPORATED


Date      2/20/97                           By      /s/ Steven D. Simpson
    ------------------------------            ------------------------------
                                                          President



                                            By      /s/ Robert G. Hamlin
                                              ------------------------------
                                                          Secretary